   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1996
                                           REGISTRATION STATEMENT NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
                            ------------------------

                        MERIDIAN INDUSTRIAL TRUST, INC.
      (Exact name of registrant as specified in its Governing Instruments)

                         455 Market Street, 17th Floor
                        San Francisco, California 94105
                                 (415) 281-3900
                    (Address of principal executive offices)

                            ------------------------

                               Allen J. Anderson
                      Chairman and Chief Executive Officer
                        Meridian Industrial Trust, Inc.
                         455 Market Street, 17th Floor
                        San Francisco, California 94105
                    (Name and address of agent for service)

                            ------------------------
                                   Copies to:

             Michael D. Wortley, Esq.                             Douglas A. Sgarro, Esq.
              Vinson & Elkins L.L.P.                                  Brown & Wood LLP
           2001 Ross Avenue, Suite 3700                            One World Trade Center
               Dallas, Texas 75201                                New York, New York 10048
                  (214) 220-7700                                       (212) 839-5300

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-14987

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [X]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                           AMOUNT       PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
TITLE OF SECURITIES                         BEING        OFFERING PRICE      AGGREGATE       REGISTRATION
BEING REGISTERED                        REGISTERED(1)      PER SHARE       OFFERING PRICE       FEE(2)
-----------------------------------------------------------------------------------------------------------
Common Shares, $.001 par value........ 3,910,000 shares       $18.25        $71,357,500       $21,623.48
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) Includes up to 510,000 Common Shares which the Underwriters have the option to purchase solely to cover over-allotments, if any.

(2) $18,426.14 of such fee was previously paid upon the filing of Registration Statement No. 333-14987.

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--------------------------------------------------------------------------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement on Form S-11 is filed by Meridian Industrial Trust, Inc., a Maryland corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933 (the "Act"). The information in the Registration Statement on Form S-11 filed by the Company with the Securities and Exchange Commission (File No. 333-14987) pursuant to the Act is incorporated by reference into this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Meridian Industrial Trust, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 19, 1996.

                                            MERIDIAN INDUSTRIAL TRUST, INC.

                                            By:      /s/ ALLEN J. ANDERSON
                                               ---------------------------------
                                                 Allen J. Anderson, Chairman
                                                 and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                               CAPACITY                   DATE
---------------------------------------------   ----------------------------   -----------------
            /s/ ALLEN J. ANDERSON               Chairman and Chief Executive   November 19, 1996
---------------------------------------------     Officer (Principal
              Allen J. Anderson                   Executive Officer)

            /s/ MILTON K. REEDER                President (Principal           November 19, 1996
---------------------------------------------     Financial Officer)
              Milton K. Reeder

              /s/ JAIME SUAREZ                  Treasurer and Controller       November 19, 1996
---------------------------------------------     (Controller and Principal
                Jaime Suarez                      Accounting Officer)

           /s/ C.E. "DOC" CORNUTT               Director                       November 19, 1996
---------------------------------------------
             C.E. "Doc" Cornutt

            /s/ T. PATRICK DUNCAN               Director                       November 19, 1996
---------------------------------------------
              T. Patrick Duncan

                                                Director
---------------------------------------------
               Peter O. Hanson

              /s/ JOHN S. MOODY                 Director                       November 19, 1996
---------------------------------------------
                John S. Moody

             /s/ JAMES M. POLLAK                Director                       November 18, 1996
---------------------------------------------
               James M. Pollak

           /s/ KENNETH N. STENSBY               Director                       November 19, 1996
---------------------------------------------
             Kenneth N. Stensby

              /s/ LEE W. WILSON                 Director                       November 19, 1996
---------------------------------------------
                Lee W. Wilson

                                 EXHIBIT INDEX

  EXHIBIT NO.                               DESCRIPTION
--------------- -------------------------------------------------------------------
       5.1      -- Opinion of Ballard Spahr Andrews & Ingersoll as to the legality of the securities being registered.
       8.1      -- Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
      23.1      -- Consent of Arthur Andersen LLP.
      23.2      -- Consent of Ballard Spahr Andrews & Ingersoll (included in
                   Exhibit 5.1 hereto).
      23.3      -- Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).